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                                                                  Exhibit 10.4.2

                                ALBERTSON'S, INC.

                               AMENDMENT NO. 2 TO

                              EMPLOYMENT AGREEMENT

          THIS AMENDMENT NO. 2 to the Employment Agreement by and between Lawrence R. Johnston (the "Executive") and Albertson's, Inc. (the "Company") is entered into as of May 18, 2006.

          WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated April 23, 2001 and that certain Amendment to Employment Agreement dated July 19, 2001 ("Amendment No. 1" and, collectively, the "Agreement"); and

          WHEREAS, the Company and the Executive wish to make certain amendments to the Agreement as set forth below.

          NOW THEREFORE, in consideration of the agreements set forth herein, the parties agree as follows:

1. Capitalized terms used herein and not otherwise specifically defined herein shall have the same meaning given to such terms in the Agreement.

2. The phrase "received under the Annual Bonus Plan" is hereby inserted into the second sentence of Sub-section 5(f)(i), immediately following the words "actual bonus".

3. The following Sub-section (v) is hereby added to the end of Sub-section 5(f) of the Agreement:

     "(v) Notwithstanding any other provision of the Agreement, in lieu of any payment of the Retirement Benefit pursuant to Section 5(f)(i) through (iv) or
Section 7(a)(viii), the Executive shall have the ability to elect prior to April 30, 2006 to receive in a lump sum in cash:

     (A) upon the later of the effective time of a Change of Control or January 1, 2007, an amount (the "First Retirement Benefit Payment") equal to the present value of the Retirement Benefit accrued through the date of payment, assuming that the Retirement Benefit would commence to be paid on such payment date, with such present value to be determined on the basis of the applicable mortality table prescribed in Section 417(e)(3)(A)(ii)(I) of the Code and the then prevailing PBGC rate for immediate annuities; and

     (B) upon the Executive's termination of employment or as soon thereafter as may be permitted in compliance with Section 409A of the Code, an amount equal to the excess of (1) the present value of the Retirement Benefit, determined on the basis set forth in (A) above as of the effective date of the Executive's termination of employment as set forth in the next sentence of this Section 5(f)(v)(B), over (2) the amount of the First Retirement Benefit Payment, increased by interest at the rate of 2.75% (the PBGC rate for immediate annuities in March, 2006) from the date immediately following the date of the First Retirement Benefit Payment until the effective date of the Executive's termination of

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          employment. The calculation of the amount described in clause (B)(1)
          of this Section 5(f)(v) shall be determined on the basis of or by reference to the Retirement Benefit that would be determined under and payable to the Executive as a life annuity under Sections 5(f)(i) through (iv) but for this subparagraph (v)."

4. Section 7(a)(iv) to the Agreement is hereby deleted in its entirety and replaced with the following:

     "(iv) (A) For any welfare benefits, fringe benefits and employee perquisites to which the Executive is entitled prior to the Date of Termination that are considered to be "reimbursement arrangements" within the meaning of Proposed Treasury Regulation Section 1.409A-1(b)(9)(iv)(A) or any successor provision: for the three year period commencing on the Date of Termination, continued participation in such welfare benefit plans, fringe benefits, and employee perquisites; provided, however, that if the Company determines that the provision of any benefit under this Section 7(a)(iv)(A)(1) is likely to result in negative tax consequences to the Executive, the Company will use its reasonable best efforts to make other arrangements to provide a substantially similar benefit to the Executive that does not have such negative tax consequences, which may include, making a lump sum payment or payments, at the earliest time or times permitted under Section 409A of the Code, in an amount equal to the present value of any such benefits that, if provided, would result in negative tax consequences to the Executive and/or with respect to health plan coverage, providing such benefit through insurance coverage on the Executive's behalf.

     (B) For any welfare benefits, fringe benefits and employee perquisites to which the Executive is entitled prior to the Date of Termination that are not considered to be "reimbursement arrangements" covered under Proposed Treasury Regulation Section 1.409A-1(b)(9)(iv)(A) or any successor provision, a lump sum payment or payments in an amount equal to the present value of the continuation of such benefits for three years following the Date of Termination. Such payment or payments shall be made at the earliest time or times permitted under Section 409A of the Code."

5. The following new Section 7(a)(ix) is hereby added to the end of Section 7(a) of the Agreement:

     "(ix) Notwithstanding anything to the contrary contained herein, if any lump sum payment under this Section 7(a) constitutes a "deferral of compensation" under Section 409A of the Code, the Executive will receive payment of the lump sum amounts described in this Section 7(a) upon the earlier of (1) six months following the Executive's "separation from service" with the Company (as such phrase is defined in Section 409A of the Code) or (2) the Executive's death."


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6.   The phrase "or benefits consulting," is hereby inserted immediately following the words "accounting" wherever such words appear in Section
     7(c).

7. The following provision is hereby added to the end of Section 8(d)(iii) of the Agreement:

     "Notwithstanding anything in the foregoing to the contrary, the Executive may make recommendations and referrals on behalf of employees who (i) have been identified as not receiving an offer of employment by the expected surviving entity (or an affiliate thereof) in a Change in Control transaction or (ii) have declined to accept such an offer; provided that the Executive may not make such a recommendation or referral to a Competitor of the Company."

8.   The following new Section 24 is hereby added to the Agreement:

     "Section 24. SECTION 409A OF THE CODE. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement to fail to satisfy
Section 409A of the Code shall have no force and effect unless and until such provision is amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Executive). Any amendment to the timing and receipt of any payment or benefit provided hereunder shall be effected in a manner that is intended to be in compliance with Section 409A of the Code. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulation, or any other guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service. To the extent that any payment required to be made under this Agreement is delayed in order to avoid negative tax consequences under Section 409A of the Code, the Company will pay interest on the amount of such payment during the time that such payment is delayed at an annualized rate of interest equal to 6.2%."

9. Except as amended herein, the Agreement shall remain unchanged and in full force and effect.


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                        ALBERTSON'S, INC.


                                        By: /s/ John R. Sims
                                            ------------------------------------
                                        Name: John R. Sims
                                        Title: Executive Vice President &
                                               General Counsel


                                        /s/ Lawrence R. Johnston
                                        ----------------------------------------
                                        Lawrence R. Johnston


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